Exhibit (a)(1)(C)

LETTER TO BROKERS, DEALERS,

COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

of

PATHFINDER ACQUISITION CORPORATION

at a Purchase Price of $10.00 in Cash Per Class A Ordinary Share Pursuant to the Offer to Purchase dated December 5, 2022 by

FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P.

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON JANUARY 4, 2023, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE,” AND 11:59 P.M. ON SUCH EXPIRATION DATE, THE “EXPIRATION TIME”) OR EARLIER TERMINATED.

Dated: December 5, 2022

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Enclosed are the Offer to Purchase dated December 5, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), which together set forth the offer of FP Credit Partners II, L.P. (“FPCP”) and FP Credit Partners Phoenix II, L.P. (“FPCPP” and, together with FPCP, the “Offeror”), to purchase up to $75.0 million of outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) of Pathfinder Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company” or “Pathfinder”), at a price of $10.00 in cash per Class A Share (the “Purchase Price”), without interest on the purchase price and less any applicable withholding taxes, as described in the Offer to Purchase. The Offer is made solely upon the terms and conditions in the Offer to Purchase and in the Letter of Transmittal. The Offer will be open until 11:59 p.m., Eastern Time, on January 4, 2023, or such later time and date to which the Offeror may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Time.”

This Offer is being made to all holders of Class A Shares. According to the Company, as of the close of business on December 2, 2022, there were 32,500,000 Class A Shares outstanding. Pursuant to the Offer, the Offeror is offering to purchase up to an aggregate of $75.0 million of Class A Shares at a purchase price of $10.00 in cash per Class A Share tendered for purchase.

The Class A Shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PFDR.”

Each holder of Class A Shares whose Class A Shares are purchased pursuant to the Offer will receive $10.00 in cash, without interest on the purchase price and less any applicable withholding taxes, for each Class A Share tendered by such holder and purchased. Any holder of Class A Shares that participates in the Offer may tender some or all of its Class A Shares for purchase.

The Offeror reserves the right to redeem any of the Class A Shares, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

THE OFFER IS NOT MADE TO THOSE HOLDERS OF CLASS A SHARES WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Enclosed with this letter are copies of the following documents:

1.	The Offer to Purchase;

2.

The Letter of Transmittal, for your use in accepting the Offer, tendering Class A Shares for purchase and for the information of your clients for whose accounts you hold Class A Shares registered in your name or in the name of your nominee. Manually signed copies of the Letter of Transmittal may be used to tender Class A Shares;

3.

A form of letter which may be sent by you to your clients for whose accounts you hold Class A Shares registered in your name or in the name of your nominee, including an Instructions Form provided for obtaining each such client’s instructions with regard to the Offer; and

4.	A return envelope addressed to American Stock Transfer & Trust Company, LLC (the “Depositary”).

The Offer is not conditioned on a minimum number of Class A Shares being tendered. Certain conditions to the Offer are described in the section of the Offer to Purchase entitled “The Offer, Section 9. Conditions; Termination; Waivers; Extensions; Amendments.”

We urge you to contact your clients promptly. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on January 4, 2023, unless the offer is extended or earlier terminated.

The Offeror will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary, the information agent, dealer manager and certain other persons, as described in the section of the Offer to Purchase entitled “The Offer, Section 13. Fees and Expenses”) for soliciting tenders of Class A Shares pursuant to the Offer. However, the Offeror will, on request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding copies of the enclosed materials to your clients for whose accounts you hold Class A Shares.

Any questions you have regarding the Offer should be directed to, and additional copies of the enclosed materials may be obtained from, the information agent in the Offer:

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Michael Horthman

Toll Free: (866) 207-3626

Banks and Brokers Call: (212) 269-5550

Email: pfdr@dfking.com

Very truly yours,

FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P.

Nothing contained in this letter or in the enclosed documents shall constitute you or any other person the agent of the Offeror, the Depositary, the dealer manager, the information agent or any affiliate of any of them, or authorize you or any other person to give any information or use any document or make any statement on behalf of any of them in connection with the Offer other than the enclosed documents and the statements contained therein.

LETTER TO CLIENTS OF BROKERS, DEALERS,

COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Offer to Purchase

at a Purchase Price of $10.00 in Cash Per Class A Ordinary Share

of

PATHFINDER ACQUISITION CORPORATION

Pursuant to the Offer to Purchase dated December 5, 2022 by

FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P.

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON JANUARY 4, 2023, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE,” AND 11:59 P.M. ON SUCH EXPIRATION DATE, THE “EXPIRATION TIME”) OR EARLIER TERMINATED.

Dated: December 5, 2022

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated December 5, 2022 (the “Offer to Purchase), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), which together set forth the offer of FP Credit Partners II, L.P. (“FPCP”) and FP Credit Partners Phoenix II, L.P. (“FPCPP” and, together with FPCP, the “Offeror”), to purchase up to $75.0 million of outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) of Pathfinder Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company” or “Pathfinder”), at a price of $10.00 in cash per Class A Share (the “Purchase Price”), without interest on the purchase price and less any applicable withholding taxes, as described in the Offer to Purchase. The Offer is made solely upon the terms and conditions in the Offer to Purchase and in the Letter of Transmittal. The Offer will be open until 11:59 p.m., Eastern Time, on January 4, 2023, or such later time and date to which the Offeror may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Time.”

This Offer is being made to all holders of Class A Shares. According to the Company, as of the close of business on December 2, 2022, there were 32,500,000 Class A Shares outstanding. Pursuant to the Offer, the Offeror is offering to purchase up to an aggregate of $75.0 million of Class A Shares at a purchase price of $10.00 in cash per Class A Share tendered for purchase.

The Class A Shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PFDR.”

Each holder of Class A Shares whose Class A Shares are purchased pursuant to the Offer will receive $10.00 in cash, without interest on the purchase price and less any applicable withholding taxes, for each Class A Share tendered by such holder and purchased. Any holder of Class A Shares that participates in the Offer may tender some or all of its Class A Shares for purchase.

The Offeror reserves the right to redeem any of the Class A Shares, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

THE OFFER IS NOT MADE TO THOSE HOLDERS OF CLASS A SHARES WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to cause your Class A Shares to be tendered for purchase pursuant to the Offer.

On the terms and subject to the conditions of the Offer, the Offeror will allow the purchase of all Class A Shares properly tendered before the Expiration Date and not properly withdrawn, at a purchase price of $10.00 in cash, without interest on the purchase price and less any applicable withholding taxes, for each Class A Share so tendered.

We or our nominees are the holder of record of Class A Shares held for your account. A tender of such Class A Shares can be made only by us as the holder of record and pursuant to your instructions.

We are sending you the Letter of Transmittal for your information only; you cannot use it to purchase and tender Class A Shares we hold for your account.

Please instruct us as to whether you wish us to tender for purchase any or all of the Class A Shares held by us for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.

Your Class A Shares may be purchased at the purchased rate of $10.00 in cash, without interest on the purchase price and less any applicable withholding taxes, for every one of your Class A Shares properly tendered for purchase.

2.

The Offer is not conditioned on a minimum number of Class A Shares being tendered. The Offer is made solely upon the terms and conditions set forth in the Offer to Purchase and in the Letter of Transmittal. In particular, please see “The Offer, Section 9. Conditions; Termination; Waivers; Extensions; Amendments” in the Offer to Purchase.

3.	The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on January 4, 2023, unless the offer is extended or earlier terminated.

If you wish to have us tender any or all of your Class A Shares for purchase pursuant to the Offer, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Class A Shares, we will tender for purchase all of your Class A Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on January 4, 2023, unless the offer is extended or earlier terminated.

Neither the board of directors of the Company, the Company nor any of its management, its board of directors, the dealer manager, the information agent, or the Depositary for the Offer is making any recommendation as to whether holders of Class A Shares should tender Class A Shares for purchase in the Offer. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer to Purchase and in the Letter of Transmittal, and should consult your own investment and tax advisors. You must decide whether to have your Class A Shares tendered and, if so, how many Class A Shares to have tendered. In doing so, you should read carefully the information in the Offer to Purchase and in the Letter of Transmittal.

Instructions Form

Offer To Purchase Up to 7,500,000 Class A Ordinary Shares

Par Value $0.0001 Per Share

Of

PATHFINDER ACQUISITION CORPORATION

At A Purchase Price Of $10.00 In Cash Per Class A Ordinary Share

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase dated December 5, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), which together set forth the offer of FP Credit Partners II, L.P. (“FPCP”) and FP Credit Partners Phoenix II, L.P. (“FPCPP” and, together with FPCP, the the “Offeror”), to purchase up to $75.0 million of outstanding Class A ordinary shares, par value $0.0001 per share (“Class A Shares”) of Pathfinder Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company” or “Pathfinder”), at a price of $10.00 in cash per Class A Share (the “Purchase Price”), without interest on the purchase price and less any applicable withholding taxes, as described in the Offer to Purchase.

The undersigned hereby instructs you to tender for purchase the number of Class A Shares indicated below or, if no number is indicated, all Class A Shares you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer is made solely only upon the terms and conditions in the Offer to Purchase and in the Letter of Transmittal; (ii) the Offer will be open until 11:59 p.m., Eastern Time, on January 4, 2023, unless the offer is extended or earlier terminated (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iii) the Offer is established voluntarily by the Offeror, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Offeror as provided in the Offer to Purchase; (iv) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (v) the future value of Class A Shares is unknown and cannot be predicted with certainty; (vi) the undersigned has received and read the Offer to Purchase and the Letter of Transmittal; and (vii) regardless of any action that the Offeror takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Class A Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Offeror to withhold all applicable Tax Items legally payable by the undersigned.

Number of Class A Shares to be tendered by you for the account of the undersigned:

*	Unless otherwise indicated it will be assumed that all Class A Shares held by us for your account are to be tendered.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

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